Exhibit 99.1

AITX's RAD Adds a New Major U.S. Healthcare System Client

Initial Installations Transition from Proof of Concept to Paid Contracts, Positioning RAD for Long-Term Expansion Across One of the Nation's Largest Healthcare Networks

Detroit, Michigan, November 4, 2025 -- Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), a global leader in AI-driven security and productivity solutions, along with its wholly owned subsidiary, Robotic Assistance Devices, Inc. (RAD), has successfully completed an advanced pilot program with a major healthcare provider. The initial pilot project involved the evaluation of three RIO™ 360 units positioned at two different hospital locations. Having successfully completed the pilot program, these three units will now start generating revenue as of November 1, 2025, and mark the beginning of an expected larger rollout expected to extend across numerous campuses as the client strengthens safety for staff and visitors through RAD's AI-powered mobile security solutions.

AITX
Artificial Intelligence Technology Solutions Inc.
RAD
an AITX company
ROBOTIC ASSISTANCE DEVICES
Medical Center
Main Entrance

Artist's depiction of RAD RIO 180 (left) and RIO 360 (right) solar-powered security towers protecting a medical center's entrance and parking lot.

Healthcare has emerged as one of RAD's most promising growth sectors, driven by increasing demand for autonomous, intelligent coverage across hospital campuses, medical offices, and parking lots. The complexity of these environments, combined with staffing challenges and heightened safety concerns, has accelerated adoption of RAD's security solutions. The Company continues to see heightened engagement from healthcare organizations seeking cost-effective ways to enhance visibility, deter incidents, and protect employees and visitors.

"The healthcare sector represents more than a market for RAD, it's a long-term growth platform," said Steve Reinharz, CEO/CTO and founder of AITX and RAD. "These deployments highlight how our technology is becoming embedded in critical infrastructure where consistency, reliability, and accountability are essential. Each new client relationship deepens our recurring revenue foundation and expands our reach into environments where AI-driven security can make a measurable difference. This progress underscores the momentum we're building for our clients, channel partners, and shareholders."

"Moving from proof of concept to active billing with a major healthcare provider is an important validation of the results our team consistently delivers," said Mark Folmer, CPP, PSP, President of RAD. "We're proud of the collaboration between our client and internal teams that made this transition possible and look forward to supporting continued expansion across their network."

Sitting atop a standard RIO 360 configuration are dual ROSA™ units. ROSA is a multiple award-winning, compact, self-contained, portable, security and communication solution that can be installed and activated in about 15 minutes. ROSA's AI-driven security analytics include human, firearm, vehicle detection, license plate recognition, responsive digital signage and audio messaging, and complete integration with RAD's software suite notification and autonomous response library. Two-way communication is optimized for cellular, including live video from ROSA's high-resolution, full-color, always-on cameras. RAD has published seven Case Studies detailing how ROSA has helped eliminate instances of theft, trespassing and loitering at mobile home parks, retail centers, hospital campuses, multi-family communities, car rental locations and construction sites across the country.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX, through its primary subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the nearly $50 billion (US) security and guarding services industry1 through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry's existing and costly manned security guarding and monitoring model. RAD delivers these cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, which is a formal, independent audit that evaluates a service organization's internal controls for handling customer data and determines if the controls are not only designed properly but also operating effectively to protect customer data. This audit reinforces the Company's credibility with enterprise and government clients who require strict data protection and security compliance.

RAD is led by Steve Reinharz, CEO/CTO and founder of AITX and RAD, who brings decades of experience in the security services industry. Reinharz serves as chair of the Security Industry Association's (SIA) Autonomous Solutions Working Group and as a member of the SIA Board of Directors. The RAD team also draws on extensive expertise across the sector, including Mark Folmer, CPP, PSP, President of RAD and Chair of the ASIS International North American Regional Board of Directors, Troy McCanna, former FBI Special Agent and RAD's Chief Security Officer, and Stacy Stephens, co-founder of security robotics company Knightscope. Their combined backgrounds in security industry leadership, law enforcement, and robotics innovation reinforce RAD's ability to deliver proven, practical, and disruptive solutions to its clients.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX's RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.raddog.ai, www.radgroup.ai, www.saramonitoring.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis. The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price.

###

Doug Clemons
248-270-8273
doug.c@radsecurity.com

________________________________

1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/